Exhibit 99.1

Pareteum Receives Listing Extension from Nasdaq

NEW YORK, NY – October 15, 2020 – Pareteum Corporation (Nasdaq: TEUM), a global cloud communications platform company, announced today that it has received written notification from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Panel agreed to extend the deadlines by which the Company would be required to cure certain previously disclosed deficiencies under Nasdaq’s continued listing rules.

As previously disclosed, the Company has not yet filed with the SEC its Quarterly Report on Form 10-Q for the period ended September 30, 2019, its amended Annual Report on Form 10-K/A for the year ended December 31, 2018, its Annual Report on Form 10-K for the year ended December 31, 2019 or its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 (collectively, the “Delinquent Filings”). The Company was unable to timely file the Delinquent Filings due to its previous accounting evaluation and internal investigation into the cause of the accounting errors. Also as previously disclosed, the Company is not in compliance with the $1.00 per share requirement for continued listing on The Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Panel had previously granted the Company an exception with respect to the Delinquent Filings and the Bid Price Rule noncompliance, so long as it filed certain of the Delinquent Filings on October 15, 2020 and certain of them on October 30, 2020, and that it regained compliance with the Bid Price Rule by December 31, 2020. In the Letter, the Panel extended the Company’s exception, provided that:

•	by November 9, 2020, the Company files all Delinquent Filings with the Securities and Exchange Commission; and

•	by December 31, 2020, the Company regains compliance with the Bide Price Rule.

About Pareteum Corporation

Pareteum is an experienced provider of Communications Platform as a Service solutions. Pareteum empowers enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including risks arising from the novel coronavirus (COVID-19) pandemic. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

Media Inquiries
Press@pareteum.com

Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400
Investor.relations@pareteum.com